Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of September 3, 2015 (this “Third Amendment”), is entered into by and among SPECIAL VALUE CONTINUATION PARTNERS, LP, a Delaware limited partnership (the “Borrower”), WELLS FARGO SECURITIES, LLC (f/k/a WACHOVIA CAPITAL MARKETS, LLC), as administrative agent and arranger for the Lenders (in such capacity, the “Administrative Agent”), and various financial institutions set forth on the signature pages hereto, as Lenders under the Credit Agreement (together, the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower, various financial institutions, as Lenders, the Administrative Agent and the Arranger have entered into the Credit Agreement, dated as of July 31, 2006, as amended by the First Amendment to Credit Agreement, dated as of February 28, 2011, that certain letter agreement by and among the Borrower, the Administrative Agent and the Lenders dated March 29, 2011, and the Second Amendment to Credit Agreement, dated as of September 18, 2013 (as so amended, the “Credit Agreement”);

WHEREAS, the Borrower desires to amend certain provisions of the Credit Agreement in accordance with the provisions of Section 9.12 thereof in order to, among other things, (1) provide for a tranche of term loans in the aggregate principal amount of $100,500,000, the proceeds of which will be used to repurchase in full the Borrower’s Series A Cumulative Preferred Interests held by the Lenders; (2) extend the Scheduled Commitment Termination Date for the Loans and Commitments to July 31, 2018; (3) change the Applicable Margin on the Loans; (4) provide that the average utilization of the Revolving Commitments on and after September 3, 2015 shall be not less than certain agreed upon percentage thresholds, subject to an annual economic make-whole, measured on July 31st of each year, in the event the average utilization is less than the agreed upon threshold for any given measurement period; and (5) delete all requirements for satisfaction of the Rating Agency Condition and for all other approvals, consents or confirmations from the Rating Agencies and all requirements for notices, writings and other deliverables of any kind to the Rating Agencies; and

WHEREAS, all of the Lenders (as determined in accordance with the Credit Agreement) have consented to this Third Amendment, as indicated on the signature pages hereto;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1

AMENDMENTS TO THE CREDIT AGREEMENT

1.1	Definition of Applicable Margin.

The definition of “Applicable Margin” is hereby amended to read in its entirety as follows:

““Applicable Margin” means: (a) for periods ending on or before July 31, 2016, with respect to any LIBOR Loan, any Cost of Funds Rate Loan, and any Swingline Loan, 1.75% per annum; provided, that following the occurrence and during the continuance of any Default, the Applicable Margin for any such LIBOR Loan, Cost of Funds Rate Loan or Swingline Loan during such period, shall be 3.00% per annum; and (b) for periods beginning after July 31, 2016, with respect to any LIBOR Loan, any Cost of Funds Rate Loan, and any Swingline Loan, 2.50% per annum; provided, that following the occurrence and during the continuance of any Default, the Applicable Margin for any such LIBOR Loan, Cost of Funds Rate Loan or Swingline Loan during such period, shall be 4.50% per annum.”

1.2	Definition of Borrowing.

The definition of “Borrowing” is hereby amended to read in its entirety as follows:

““Borrowing” means (a) the Revolving Loans made by all Revolving Lenders on any Business Day, (b) the Swingline Loans made by the Swingline Lender on any Business Day and (c) the Term Loans made by all Term Lenders on the Third Amendment Effective Date, in each case in accordance with Section 3.1.”

1.3	Definition of Commitment.

The definition of “Commitment” is hereby amended to read in its entirety as follows:

““Commitment” means each Revolving Commitment and each Term Loan Commitment.”

1.4	Definition of Cost of Funds Rate Loan.

The definition of “Cost of Funds Rate Loan” is hereby amended to read in its entirety as follows:

““Cost of Funds Rate Loan” means any Revolving Loan or Term Loan made by a Lender that is a CP Conduit or a SPC.”

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1.5	Definition of Lender Note.

The definition of “Lender Note” is hereby amended to read in its entirety as follows:

““Lender Note” means each Revolving Note, each Swingline Note and each Term Note.”

1.6	Definition of Loan.

The definition of “Loan” is hereby amended to read in its entirety as follows:

““Loan” means each Revolving Loan, each Swingline Loan and each Term Loan.”

1.7	Definition of Scheduled Commitment Termination Date.

The definition of “Scheduled Commitment Termination Date” is hereby amended to read in its entirety as follows:

““Scheduled Commitment Termination Date” means July 31, 2018.”

1.8	Definition of Total Maximum Commitment.

The definition of “Total Maximum Commitment” is hereby amended to read in its entirety as follows:

““Total Maximum Commitment” means, at any date of determination, (a) on and after the Third Amendment Effective Date and prior to the Commitment Termination Date, $216,500,000 and (b) on and after the Commitment Termination Date, zero; provided, that (1) the calculations in this definition shall be made after giving effect to all issuances, payments and other transactions contemplated on the applicable date; and (2) the Total Maximum Commitment may be reduced as provided in Sections 2.2, 2.3.5 and 9.12(c).”

1.9	Definition of Unutilized Commitment.

The definition of “Unutilized Commitment” is hereby amended to read in its entirety as follows:

““Unutilized Commitment” means, at any time, the amount, if any, by which the Total Revolving Commitments exceed the then aggregate outstanding principal amount of Revolving Loans.”

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1.10	Definition of Trigger Event.

The definition of “Trigger Event” is hereby amended to read in its entirety as follows:

““Trigger Event” means if (i) either of Howard Levkowitz or Raj Vig dies, becomes incapacitated or departs from the Investment Manager and ceases to be actively involved in the management of the Borrower and (ii) the Investment Manager fails to notify the Administrative Agent promptly and identify a replacement with reasonably comparable skills within 180 days.”

1.11	New Definitions.

Annex X to the Credit Agreement is hereby amended by adding the following definitions thereto, which shall be inserted in proper alphabetical order:

““Term Lender” means each Lender that has a Term Loan Commitment.”

““Term Loan” is defined in Section 2.1.3.”

““Term Loan Commitment” is defined in Section 2.1.3.”

““Term Note” is defined in Section 3.2.”

““Third Amendment Effective Date” means the date on which that certain Third Amendment to Credit Agreement dated as of September 3, 2015, which amends this Agreement (the “Third Amendment”), becomes effective in accordance with Section 2.4 thereof.”

““Tranche” when used in reference to any Loans or Borrowing, refers to whether such Loans or the Loans that comprise such Borrowing are Revolving Loans, Swingline Loans or Term Loans.”

1.12	Amendment to Section 2.1.

Section 2.1 of the Credit Agreement is hereby amended by adding the following Section 2.1.3 thereto at the end thereof:

“Section 2.1.3 Term Loan Commitment of Each Term Lender. Each Term Lender shall, on the Third Amendment Effective Date and subject to the terms and conditions hereof, severally but not jointly make a term loan (each, a “Term Loan” and, collectively, the “Term Loans”) to the Borrower in a principal amount equal to its “Term Loan Commitment” set forth in Schedule 1 to the Third Amendment. Amounts prepaid or repaid in respect of Term Loans may not be reborrowed."

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1.13	Amendment to Section 3.1.1(a).

Section 3.1.1(a) of the Credit Agreement is hereby amended by adding the following sentence as the first sentence of such Section 3.1.1(a):

“On the Third Amendment Effective Date, the Borrower shall be deemed to have requested, on the terms and conditions provided herein, that Term Loans be made by all Term Lenders in the amounts of their respective Term Loan Commitments.”

1.14	Amendment to Section 3.1.2(a).

Section 3.1.2(a) of the Credit Agreement is hereby amended by adding the following sentence as the first sentence of such Section 3.1.2(a):

“On the Third Amendment Effective Date, each Term Lender shall be deemed for all purposes of the Agreement to have made available the amount of its Term Loan Commitment in the following manner: (i) Wells Fargo Bank, N.A. shall surrender to the Borrower for cancellation its Preferred Interests having an aggregate liquidation preference of $50,250,000 to the Borrower in exchange for (x) a Term Note having a principal amount of $50,250,000 and (y) the payment by the Borrower to Wells Fargo Bank, N.A. of all accrued but unpaid dividends on such Preferred Interests, the surrender of such Preferred Interests satisfying in full its Term Loan Commitment as Term Lender hereunder and the receipt of such Term Note and accrued but unpaid dividends on such Preferred Interests constituting full consideration for all amounts payable in respect of such Preferred Interests (which shall thereinafter be fully and completely extinguished for all purposes); and (ii)(A) Versailles Assets LLC shall surrender to the Borrower in escrow (pending cancellation as set forth below) its Preferred Interests having an aggregate liquidation preference of $50,250,000, (B) Bleachers Finance 1 Limited shall upon the instruction by the Borrower (which may be by email) pay the amount of its $50,250,000 Term Loan Commitment to Versailles Assets LLC on behalf of the Borrower and (C) upon (x) receipt by Versailles Assets LLC of such $50,250,000 payment and (y) the payment by the Borrower to Versailles Assets LLC of all accrued but unpaid dividends on its Preferred Interests, the Term Loan Commitment of Bleachers Finance 1 Limited as Term Lender hereunder shall be deemed satisfied, a Term Note having a principal amount of $50,250,000 shall be issued to Bleachers Finance 1 Limited and such Preferred Interests surrendered by Versailles Assets LLC in escrow shall be cancelled and fully and completely extinguished for all purposes.

1.15	Amendment to Section 3.2.

Section 3.2 of the Credit Agreement is hereby amended by adding the following clause at the end of the first sentence thereof:

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“and (iii) if a Term Loan, a promissory note payable to the order of such Term Lender in a principal amount equal to its Term Loan Commitment and shall be dated the Third Amendment Effective Date and substantially in the form of Exhibit B-3 (a “Term Note”).”

1.16	Amendment to Section 3.3.1.

The introductory paragraph to Section 3.3.1 of the Credit Agreement and Section 3.3.1(a), Section 3.3.1(b) and Section 3.3.1(c) thereof are hereby amended to read in their entirety as follows:

“The Borrower shall make payment in full of all unpaid principal of (x) each Revolving Loan and Term Loan on the Commitment Termination Date and (y) each Revolving Loan and Term Loan made by a Withdrawing Lender (and not assigned pursuant to Section 2.3.4) on the Scheduled Commitment Termination Date and (z) each Swingline Loan on the Swingline Expiry Date. Prior thereto, the Borrower:

(a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans made as part of any particular Borrowing; provided, that:

(i) no such prepayment of any Borrowing of Loans may be made which, after giving effect thereto, would result in the aggregate outstanding principal amount of such Revolving Loans or Term Loans, as the case may be, being less than $1,000,000 (unless repaid in full) or other than an integral multiple of $1,000,000;

(ii) each such voluntary prepayment shall require at least three (3) Business Days’ prior written notice to the Administrative Agent;

(iii) each such voluntary prepayment shall be in a minimum amount of $1,000,000 and an integral multiple of $1,000,000 (or, if less, the outstanding principal amount of all Loans then outstanding);

(iv) a prepayment on a day other than the last day of the Interest Period for any Revolving Loan or Term Loan shall in all cases be subject to the requirements of Section 3.4.5; and

(v) no such prepayment may be made if, after giving effect thereto, a Swingline Loan would remain outstanding;

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(b) shall, on each date when any reduction in the Total Maximum Commitment shall become effective, make a mandatory prepayment of sufficient Revolving Loans or Term Loans in the Borrower’s sole discretion equal to the excess, if any, of the aggregate outstanding principal amount of all Loans over the Total Maximum Commitment as so reduced;

(c) shall make a prepayment of Loans as may be required by Section 6.1.18, any such prepayment to be made so as to result in a concurrent and ratable reduction of the Revolving Loans and the Term Loans then outstanding;”

1.17	Amendment to Section 3.3.2.

The first sentence of Section 3.3.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Prepayments shall be applied to the Tranche of Loans as may be specified by the Borrower (so long as any prepayment of Revolving Loans or Term Loans being maintained as LIBOR Loans and Cost of Funds Rate Loans is made on a pro rata basis among such Loans); provided, however, that, during the occurrence and continuance of an Event of Default, or in the event any Revolving Lender fails to acquire its pro rata share in any Swingline Loan from the Swingline Lender, prepayments shall be applied first to the portion of such Loans being maintained as Swingline Loans and then on a pro rata basis among all remaining Loans but subject in any event to Section 9.6.”

1.18	Amendment to Section 3.4.2.

Section 3.4.2 of the Credit Agreement is hereby amended by adding the following sentence as the first sentence of such Section 3.4.2:

“The Term Loans shall have a three-month Interest Period, with the exception of the first Interest Period, which shall commence on the Third Amendment Effective Date and end on September 30, 2015.”

1.19	Amendment to Section 3.9.

Section 3.9 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 3.9 Minimum Applicable Margin and Commitment Fee Payments. The Borrower agrees to cause the average utilization of the Revolving Commitments to be not less than the Percentage of Commitments as set forth opposite such period on Exhibit A to the Third Amendment, subject to an economic make-whole, as further described in Exhibit A to the Third Amendment, in the event the average utilization of the Revolving Commitments is less than the Percentage of Commitments specified for any given period in Exhibit A.”

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1.20	Amendment to Section 5.4.

Section 5.4 of the Credit Agreement is hereby amended by adding the following sentence as the last sentence of such Section 5.4:

Each repayment of principal or interest under this Agreement shall be (x) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (y) made in the ordinary course of business or financial affairs of the Borrower and the Lenders.”

1.21	Amendment to Section 9.26.

Section 9.26 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 9.26 Key Man. If both of Howard Levkowitz and Raj Vig die, become incapacitated or depart from the Investment Manager and cease to be actively involved in the management of the Borrower, the Administrative Agent may veto a proposed replacement for one of such individuals and may veto portfolio transactions in excess of 15% of the total assets of the Borrower until a replacement principal has been appointed to fill one of such positions.”

1.22       Global Amendments Relating to Rating Agencies. a) Any reference in the Credit Agreement or any other Transaction Document to the satisfaction of the Rating Agency Condition or any requirement for any approval, consent or confirmation from Moody's, S&P or any Rating Agency shall hereinafter be deemed for all purposes under the Credit Agreement or any other Transaction Document to be a requirement to obtain the consent solely of the Administrative Agent, which consent the Administrative Agent shall be entitled to grant or withhold in its sole discretion, and any such provision shall no longer require any approval, consent or confirmation of any kind whatsoever from Moody's, S&P or any other Rating Agency.

(b) Notwithstanding any provision in the Credit Agreement or any other Transaction Document, no notice, writing or other deliverable of any kind whatsoever shall be required to be delivered or provided in any manner under the Credit Agreement or any Transaction Document by the Borrower, the Administrative Agent or any other Person to Moody's, S&P or any Rating Agency at any time on or after the Third Amendment Effective Date.

1.23       Amendment to Schedule 2. Schedule 2 (Lending Offices and Notice Data) to the Credit Agreement is hereby amended by adding the information set forth in Schedule 2 to this Third Amendment.

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1.24       Amendments to Moody's Collateral Valuation Schedule. Schedule 9 (Moody's Collateral Valuation Schedule) to the Credit Agreement is hereby amended by deleting, effective as of the first Determination Date following the Third Amendment Effective Date, the following Moody's Asset Categories and their related Moody's Advance Rates, such that Fund Investments that would have fit in such Moody’s Asset Categories will provide no credit for purposes of the Moody's Advance Amount: Asset Category H-1 Investments; Asset Category H-2 Investments; Asset Category H-3 Investments; Asset Category H-4 Investments; Asset Category I-3(a) Investments; Asset Category I-3(b) Investments; Asset Category I-3(c) Investments; Asset Category I-3(d) Investments; Asset Category I-3(e) Investments; Asset Category J-1 Investments; Asset Category J-2 Investments; Asset Category J-3 Investments; and Asset Category J-4 Investments.

1.25       Amendments to S&P Collateral Valuation Schedule. Schedule 10 (S&P Collateral Valuation Schedule) to the Credit Agreement is hereby amended by deleting, effective as of the first Determination Date following the Third Amendment Effective Date, the following S&P Asset Categories and their related S&P Advance Rates, such that Fund Investments that would have fit in such S&P Asset Categories will provide no credit for purposes of the S&P Advance Amount: Asset Category H Investments; Asset Category I-3 Investments; Asset Category J-1 Investments; Asset Category J-2 Investments; Asset Category J-3 Investments; and Asset Category J-4 Investments.

1.26       Agreement of Parties to Amend and Restate Credit Agreement. Each of the Borrower, the Administrative Agent and the Lenders agree to amend and restate the Credit Agreement to reflect the terms of this Third Amendment (and all prior amendments to the Credit Agreement to the extent not superseded by a subsequent amendment), as well as such other terms as may be mutually agreed to in good faith by the parties to the Credit Agreement, as soon as reasonably practical following the Third Amendment Effective Date.

SECTION 2

MISCELLANEOUS

2.1        Credit Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. This Third Amendment shall not constitute a novation of the Credit Agreement, but shall constitute an amendment of specific provisions thereof.

2.2        Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.3        Counterparts. This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

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2.4        Effectiveness. This Third Amendment shall become effective on the date that the Borrower, the Administrative Agent and each Lender shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) that the same has been signed and mailed to it.

2.5        Representations and Warranties. The Borrower hereby represents and warrants that (i) the Borrower has the authority to execute and deliver this Third Amendment and that this Third Amendment shall constitute a valid and enforceable obligation against it, (ii) the financial statements most recently furnished by or on behalf of the Borrower to each Lender and the Administrative Agent for the purpose of or in connection with the Credit Agreement or any transaction contemplated thereby have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated and consolidating financial condition of the Borrower as of the date thereof for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments, purchase accounting adjustments and such other exceptions specifically noted in the notes thereto, (iii) no Default or Event of Default has occurred or is continuing and (iv) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof.

2.6        Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signatures begin on the next page]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

SPECIAL VALUE CONTINUATION PARTNERS, LP, as Borrower

By: /s/ David A. Hollander

Name: David A. Hollander
Title: Authorized Person

WELLS FARGO SECURITIES, LLC
(f/k/a Wachovia Capital Markets, LLC), as Administrative Agent

By: /s/ Beale Pope

Name: Beale Pope
Title: Vice President

WELLS FARGO BANK, N.A., as Lender

By: /s/ Raj Shah

Name: Raj Shah
Title: Managing Director

VERSAILLES ASSETS LLC, as Revolving Lender

By: /s/ John L. Fridlington

Name: John L. Fridlington
Title: Vice President

BLEACHERS FINANCE 1 LIMITED, as Term Lender

By: /s/ Josh Borg

Name: Josh Borg
Title: Authorized Signatory

EXHIBIT B-3

FORM OF TERM NOTE

$[ ]	New York, New York

[         ] [     ], 201[ ]

FOR VALUE RECEIVED, the undersigned, SPECIAL VALUE CONTINUATION PARTNERS, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), promises to pay to _____________________ (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office, the principal sum of [ ] DOLLARS ($[ ]) or, if less, the unpaid principal amount of all Term Loans made by the Lender pursuant to the Credit Agreement.

The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates and at the times specified in the Credit Agreement.

This Note is a Term Note referred to in the Amended and Restated Credit Agreement, dated as of July 31, 2006, as amended (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among the Borrower, the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto and Wells Fargo Securities, LLC, as Administrative Agent (the “Administrative Agent”) and as Arranger. This Note is secured by the Pledge and Intercreditor Agreement and is entitled to the benefits of the Pledge and Intercreditor Agreement and the Custodial Agreement. This Note is subject to voluntary prepayment and mandatory repayment, as provided in the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment for payment, demand, protest and notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF THE PAGE BLANK]

IN WITNESS WHEREOF, the Borrower has caused this Term Note to be duly executed as of the date first above written.

SPECIAL VALUE CONTINUATION PARTNERS, LP,
as Borrower

By:_____________________________________

Name:

Title: